UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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A. Schulman, Inc.
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A. Schulman, Inc. issued the following press release.
A. SCHULMAN FILES PRESENTATION FOR SHAREHOLDERS REGARDING
UPCOMING ANNUAL MEETING
Highlights Significant Restructuring Initiatives and Strategic Progress to Date
Urges Shareholders to Elect Company’s Slate of Independent, Engaged Board Nominees
New CEO, Joseph M. Gingo, Will Not Participate as a Voting Member of the Special
Committee Formed to Consider All Strategic Alternatives
AKRON, Ohio, December 31, 2007 — A. Schulman Inc. (Nasdaq: SHLM) today announced that it filed with the Securities and Exchange Commission on December 28, 2007 its presentation to the proxy advisory firm, Institutional Shareholder Services (ISS), regarding the upcoming January 10, 2008 Annual Meeting of Shareholders.
As part of its meeting with ISS, A. Schulman representatives discussed new CEO and current Board member, Joseph M. Gingo’s role on the Special Board Committee formed to consider all strategic alternatives available to the Company to maximize stockholder value, including, without limitation, a strategic acquisition, merger or sale of the Company. Mr. Gingo confirmed to ISS that he will not participate as a voting member of the Committee.
Mr. Gingo commented, “My primary goal in participating on the Committee as the CEO was to maintain strong lines of communication with the Committee regarding the Company’s operations and strategic progress. However, following discussions with the Committee, I am confident that we will be able to maintain these open lines of communication during the review of strategic alternatives regardless and, as such, I have decided not to participate on the Committee as a voting member. As the Special Board Committee explores strategic alternatives outside the Company, I will be able to devote my full attention to the Company’s internal operations, developing and implementing a strategy to dramatically improve Company profitability.”
“The Company’s actions to date, including the formation of a Special Board Committee and Mr. Gingo’s decision to not participate as a voting member of that Committee, prove once again A. Schulman’s commitment to working cooperatively with shareholders to address their concerns,” said lead independent director of the Company, Will Holland. “The Company’s slate of directors is independent, engaged and will hold management responsible to the top priority of delivering value for our shareholders.”
Other key points included in the shareholder presentation:
–	A. Schulman’s Board is independent and brings fresh perspective to the Company with a total of five new directors since 2005. If the Company’s slate is successfully elected, 11 of the 12 board seats will be held by independent directors.

–	This is a time of great change and opportunity at A. Schulman, with a new management team in place. Mr. Gingo has significant general management and turn around experience as the result of his 40-year career with The Goodyear Tire & Rubber Company, a $20 billion public company.

–	A. Schulman has a focused plan for shareholder value creation. The key elements of this plan are well underway and include:
•	Returning North America to profitability.

•	Realizing cost reduction targets.

•	Maximizing the successful launch of Invision® and broadening the Company’s customer base beyond automotive.

•	Growing Europe and Asia profitably by maintaining vigilance on cost controls, successfully integrating the Deltaplast Color Business, and delivering continued growth in Asia and Eastern Europe, specifically in China and Turkey.
–	A. Schulman is focused on addressing shareholder concerns as evidenced by the Company’s willingness to work cooperatively with outside shareholders, including Ramius’ one-time partner, Barington Capital. Key measures to strengthen corporate governance and address shareholder concerns include:
•	Establishment of a new special committee of the Board, including James A. Mitarotonda and two of the recently added independent directors, to consider all strategic options for the Company, addressing Ramius’ primary concerns as expressed in its shareholder proposal.

•	The nomination of an additional independent director, Stanley W. Silverman, as recommended by the Company’s third largest shareholder, Barington.

•	The creation of a Lead Independent Director position.

•	Termination of a “poison pill” in 2007 and adoption of a policy consistent with ISS guidelines.

•	Amendment of the corporate certificate of incorporation to remove supermajority voting for approval of business combinations.

•	The linking of management bonuses to key performance metrics of cash flow, return on invested capital and operating profit.

•	Adoption of new internal management standards and initiation of a new internal audit function.
A. Schulman continues to recommend that shareholders reelect Joseph M. Gingo, as well as James A. Karman, James A. Mitarotonda, and additional independent Board nominee, Stanley W. Silverman to the Board at the upcoming 2008 Annual Meeting.
The Company urges shareholders to vote for the Company’s nominees by submitting the WHITE proxy card by Internet, telephone or mail today. Shareholders who have questions or require assistance with voting their WHITE proxy card, or need additional copies of proxy materials, should contact Georgeson, which is assisting A. Schulman with the proxy solicitation, at 877-668-1646.
Contacts
Paul DeSantis
CFO and Treasurer of A. Schulman Inc.
330-666-3751

Nina Devlin/Giovanna Konicke
Brunswick Group
212-333-3810
About A. Schulman, Inc.
Headquartered in Akron, Ohio, A. Schulman is a leading international supplier of high-performance plastic compounds and resins. These materials are used in a variety of consumer, industrial, automotive and packaging applications. The Company employs about 2,500 people and has 17 manufacturing facilities in North America and Europe (including Asia). Revenues for the fiscal year ended August 31, 2007, were $1.8 billion. Additional information about A. Schulman can be found at http://www.aschulman.com.
Forward-Looking Statements
Certain statements in this release may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and are beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:
•	Worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets;

•	Fluctuations in the value of currencies in major areas where the Company operates, including the U.S. dollar, euro, U.K. pound sterling, Canadian dollar, Mexican peso, Chinese yuan and Indonesian rupiah;

•	Fluctuations in the prices of sources of energy or plastic resins and other raw materials;

•	Changes in customer demand and requirements;

•	Escalation in the cost of providing employee health care;

•	The outcome of any legal claims known or unknown; and

•	The performance of the North American auto market.
Additional risk factors that could affect the Company’s performance are set forth in the Company’s Annual Report on Form 10-K. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.
This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. A. Schulman does not undertake an obligation to publicly update or revise any forward-looking statements to reflect new events, information or circumstances, or otherwise. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in A. Schulman’s periodic filings with the Securities and Exchange Commission.